                                                                   EXHIBIT 10.11




                               SUBLEASE AGREEMENT


       THIS SUBLEASE AGREEMENT ("Sublease") is made and entered into as of the 1st day of May, 1992, by and between CENTURY BANCSHARES, INC., a Delaware corporation, hereinafter called "Sublessor," and CENTURY NATIONAL BANK, a national banking association, hereinafter called "Sublessee."

                           W I T N E S S E S T H:

       WHEREAS, by Lease dated the 14th of January, 1982, The Square 106 Associates, a District of Columbia joint venture, hereinafter called "Lessor", leased to Sublessee, Sublessor's predecessor in interest, approximately 3,895 square feet of rentable area on the ground floor of the office building situated at 1875 Eye Street, N.W., Washington, D.C. 20006 (said premises hereinafter referred to as the "Ground Floor Demised Premises" and said building hereinafter referred to as the "Building");

       WHEREAS, by Lease Addendum No. 1 dated the 14th of March, 1984, Lessor leased to Sublessee additional rentable area in the Building comprising approximately 5,038 of square feet of rentable area on the metro level of the Building;

       WHEREAS, by Lease Addendum No. 2 dated the 18th day of December, 1991, Lessor leased to Sublessee approximately 248 square feet of additional rentable area on the metro level of the Building (said Lease, Lease Addendum No. 1 and Lease Addendum No. 2 hereinafter collectively referred to as the "Lease");

       WHEREAS, by Lease Addendum No. 3 dated the 12th day of February, 1992, Sublessor, the successor to Sublessee and having assumed all of Sublessee's interests, rights and obligations under
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the Lease, extended the term of the Lease with respect to the Ground Floor
Demised Premises for a period of ten (10) years commencing on May 1, 1992 and expiring on April 30, 2002, and extended the term of the Lease with respect to the total rentable area on the metro level of the Building leased by Sublessor totaling approximately 5,286 square feet (said premises hereinafter referred to as the "Metro Level Demised Premises") for a period of five (5) years commencing on May 1, 1992 and expiring on April 30, 1997 (the Lease and said Lease Addendum No. 3 hereinafter collectively referred to as the "Master Lease");

       WHEREAS, Sublessor desires to sublease to Sublessee approximately 3,755 square feet of the rentable area on the Ground Floor Demised Premises and approximately 5,286 square feet of the rentable area on the Metro Level Demised Premises (said subleased premises hereinafter collectively referred to as the "Subleased Premises") which Subleased Premises are crosshatched on Exhibit A attached hereto; and

       WHEREAS, Sublessor and Sublessee desire to reflect formally their understanding and agreement whereby the Subleased Premises shall be subleased;

       NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the parties hereto do hereby mutually agree as follows:

       1. Subleased Premises. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases unto Sublessee the Subleased Premises.

       2. Term. The term of this Sublease shall commence on the first day of May, 1992 ("Commencement Date"), and shall expire on the date thirty (30) days after written notice of





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termination is given by Sublessor to Sublessee or by Sublessee to Sublessor;
provided, however, that subject to the option of the Sublessee to extend the period of this Sublease in accordance with Paragraph 6 hereof, the term of this Sublease shall not extend, with respect to the portion of the Subleased Premises within the Ground Floor Demised Premises, beyond the 29th day of April, 2002, and with respect to the portion of the Subleased Premises within the Metro Level Demised Premises, beyond the 29th day of April, 1997.

       3.     Use.   Sublessor will use and occupy the Subleased Premises
solely for the purpose of operating a bank and general office purposes. The Subleased Premises will not be used for any other purposes without the prior written consent of Sublessor.

       4.     Base Rent.

       A. Beginning on the Commencement Date, and continuing throughout the term of this Sublease, Sublessee hereby agrees and promises to pay monthly in advance to Sublessor for the portion of the Subleased Premises within the Ground Floor Demised Premises, without demand therefor and without deduction or setoff, at Sublessor's address as provided herein, and Sublessor hereby agrees to accept, base rent as follows:

       Period                                                   Monthly Rent
       ------                                                   ------------
       May 1, 1992 through April 30, 1997                       $12,309.01
       May 1, 1997 through March 31, 2002                       $13,907.59
       April 1, 2002 through April 29, 2002                     $13,259.84





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In the event that Sublessee exercises its option to extend the term of this
Sublease under Paragraph 6 hereof, monthly base rent for the term so extended shall be adjusted in accordance with the provisions of Paragraph 6 hereof.

       B. Beginning on the Commencement Date, and continuing throughout the term of this Sublease, Sublessee hereby agrees and promises to pay monthly in advance to Sublessor for the portion of the Subleased Premises within the Metro Level Demised Premises, without demand therefor and without deduction or setoff, at Sublessor's address as provided herein, and Sublessor hereby agrees to accept, rent as follows:

       Period                                     Monthly Rent
       ------                                     ------------
       May 1, 1992 through March 31, 1997         $10,131.50
       April 1, 1997 through April 29, 1997       $ 9,659.62

In the event that Sublessee exercises its option to extend the term of this Sublease under Paragraph 6 hereof, monthly base rent for the term so extended shall be adjusted in accordance with the provisions of Paragraph 6.

       5. Additional Rent. Throughout the term of this Sublease, Sublessee agrees and promises to pay to Sublessor, as additional rent hereunder, within ten (10) days after receipt of Sublessor's statement therefor, and without deduction or setoff, its pro rata share of expenditures incurred by Sublessor pursuant to sections in the Master Lease entitled "Rental Escalation for Increases in Expenses." For all purposes hereof, Sublessee's pro rata share shall be deemed to be 98.50%.





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       6.     Option to Extend.  In the event that Sublessor exercises any of its options under the Master Lease to extend the term of the Master Lease with regard to the Ground Floor Demised Premises and/or the Metro Level Demised Premises, Sublessor shall serve upon Sublessee written notice of Sublessor's exercise any such option to extend within thirty (30) days of such exercise, and Sublessee shall have the option to extend the term of this Sublease for the term of the extension period granted to Sublessor under the Master Lease less
one day.    Sublessee may exercise any such option to extend only by serving on
Sublessor, no later than thirty (30) days after receipt from Sublessor of notice of Sublessor's exercise of its option(s) to extend under the Master Lease, written notice of Sublessee's intent to exercise its option to extend.

       The monthly base rent and additional rent for the term of this Sublease as so extended shall be determined by Sublessor and Sublessee based on the rental payable by Sublessor determined in accordance with sections in the Master Lease entitled "Options to Extend."

       7. Acceptance of Subleased Premises. Sublessee accepts the Subleased Premises from Sublessor in an "as is" condition and agrees not to make any improvements, additions, changes or modifications in or to the Subleased Premises during the term hereof without the prior written consent of Sublessor.

       8. Sublessor's Liability. Sublessor does not agree to perform or assume any obligations of Lessor under the provisions of the Master Lease, but shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessor and Sublessee.





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       9.     Sublessee's Indemnity of Sublessor.  Sublessee agrees to
indemnify and hold harmless Sublessor from all damages resulting from any default of Sublessee under this Sublease. If Sublessee defaults in its obligations under this Sublease and Sublessor pays any sums due or performs any of Sublessee's other obligations or duties under this Sublease in order to prevent Sublessor from being in default under the terms of the Master Lease, Sublessee shall immediately reimburse Sublessor for the amount of such sums and all other costs incurred by Sublessor in fulfilling Sublessee's obligations under this Sublease together with interest on such sums at the interest rate of twelve percent (12%) per annum.

       10. Sublessor Remedies Against Sublessee. In the event Sublessee defaults under the terms of this Sublease, Sublessor shall have all of the rights and remedies against the Sublessee that are available by law and those reserved by Lessor in the Master Lease in the event of a default by Sublessor
thereunder.    These rights and remedies include, without limitation,
Sublessor's right to proceed to recover possession of the Subleased Premises from the Sublessee under and by virtue of the provisions of the laws of the District of Columbia or by such other proceedings, including re-entry and possession, as may be applicable.

       11. Master Lease. This Sublease is subject to all of the terms and provisions of the Master Lease and Sublessee shall not suffer any act or omission which will violate any of the provisions of the Master Lease. To the extent the Master Lease does not conflict with the terms and conditions of this Sublease, the Master Lease is hereby incorporated into this Sublease by reference as if fully set forth herein, and Sublessee hereby promises Sublessor to perform all of the obligations of Sublessor





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to Lessor under the Master Lease and agrees to be bound by the terms and conditions of the Master Lease to the extent they are not expressly modified or limited by the terms of this Sublease and to the extent that they apply to the Subleased Premises. However, Sublessee in no way assumes or promises Lessor to perform any of the obligations of Sublessor to Lessor under the Master Lease. In the event the Master Lease terminates, this Sublease shall automatically terminate and the parties shall be relieved from all liabilities and obligations under this Sublease.

       12. Surrender of the Premises Upon Termination of this Lease. Upon termination of this Sublease, Sublessee shall surrender the Subleased Premises and all improvements thereon and therein which have been made by Sublessee to Sublessor in accordance with the terms of the Master Lease.

       13. Assignment/Sublease. Sublessee shall not assign this Sublease nor sublet the Subleased Premises in whole or in part, and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise.

       14. Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person, or by certified or registered mail, return receipt requested, postage prepaid, (1) if to Sublessor, at 1875 Eye Street, N.W., Washington, D.C. 20006, Attention:
Chairman, and (3) if to Sublessee, at 1875 Eye Street, N.W., Washington, D.C. 20006, Attention: President. The party to receive notices and the place notices are to be sent for Sublessor or Sublessee may be changed by notice given pursuant to the provisions hereof.





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       15.    Miscellaneous.

       A. Nothing herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of principal-agent, partnership or joint venture between any of the parties hereto.

       B. The headings of the several paragraphs contained herein are for convenience only and do not define, limit or construe the contents of such paragraphs.

       C. Sublessee represents that it has read and is familiar with all of the terms of the Master Lease.

       D. Words of any gender used in this Sublease shall be held and construed to include any other gender and words in the single number shall be held to include the plural, unless the context requires otherwise.

       E. This Sublease, together with the terms of the Master Lease incorporated herein and Exhibit A attached hereto and made a part hereof, contain the entire agreement between the parties and this Sublease may be modified or amended only by a written agreement executed by the parties hereto.

       F. This instrument shall be binding upon and inure to the benefit to all of the parties hereto, their successors, legal representatives, and (to the extent permitted hereunder) assigns.

       IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be signed in their names under seal by their duly authorized officers and deliveredd as their act and deed, intending to be legally bound by its terms and provisions.





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                                           SUBLESSOR:

ATTEST:                                    CENTURY BANCSHARES, INC.



/s/ WILLIAM C. OLDAKER                     /s/ JOSEPH S. BRACEWELL
----------------------------               ----------------------------
Name: William C. Oldaker                   Joseph S. Bracewell
Title: Secretary                           Chairman


(Corporate Seal)


                                           SUBLESSEE:

ATTEST:                                    CENTURY NATIONAL BANK




/s/ ROSEMARY GAINES                        /s/ THOMAS B. HOPPIN
----------------------------               ----------------------------
Name: Rosemary Gaines                      Name: Thomas B. Hoppin
Title: Vice President                      Title: President


(Corporate Seal)





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       DISTRICT OF COLUMBIA to wit:

       I, Maria Lina Gonzalez, notary public in and for the aforesaid jurisdiction, do hereby certify that Joseph S. Bracewell, who is personally well known to me as the person who executed the foregoing and annexed Sublease dated as of the 1st day of May, 1992, on behalf of the Sublessor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Sublease to be the act and deed of Century Bancshares, Inc. and delivered the same as such.

Given under the hand and seal this 12th day of August, 1992.


                                        /s/ MARIA LINA GONZALEZ
                                        -----------------------------------
                                        Notary Public, District of Columbia



My commission expires: May 14, 1994.
                       ------------




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DISTRICT OF COLUMBIA to wit:

       I, Maria Lina Gonzalez, a notary public in and for the aforesaid jurisdiction, do hereby certify that Thomas B. Hoppin who is personally well known to me as the person who executed the foregoing and annexed Sublease dated as of the 1st day of May, 1992, on behalf of the Sublessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Sublease to be the act and deed of Century National Bank and delivered the same as such.

GIVEN under the hand and seal this 12th day of August, 1992.

                                        /s/ MARIA LINA GONZALEZ
                                        -----------------------------------
                                        Notary Public, District of Columbia




My commission expires: May 14, 1994.
                       ------------




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                                 EXHIBIT "A"

[Two pages, each bearing a drawing by Oliver Carr Co. depicting "International Square," bordered by Eye St., 19th St., K St. and 18th St., and identifying with cross hatches the Subleased Premises on the Ground Floor and Metro Level, respectively].





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